UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas

New York, NY 10019

(Address of principal executive offices)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2020, fuboTV Inc. (the “Company”) entered into a Redemption Agreement (the “Redemption Agreement”) by and between the Company and FBNK Finance S.a.r.l. (“FBNK Finance”), pursuant to which, the Company redeemed from FBNK Finance 800,000 shares of the Company’s common stock at a redemption price of $0.0001 per share, for a total consideration of $80.00 and the waiver of the Company’s rights under the Call Option Agreement pursuant to which the Company had a right to acquire a minority stake in Facebank AG. The parties agreed, following the closing, to reasonably cooperate to have the parties to the Call Option Agreement execute and deliver an agreement terminating the Call Option Agreement.

Further details on the Call Option Agreement have been previously disclosed in the Current Report on Form 8-K filed on July 14, 2020 with the Securities and Exchange Commission by the Company.

The foregoing description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

(d) Exhibits.

Exhibit No.	Description
10.1	Redemption Agreement dated December 15, 2020 by and among fuboTV Inc. and FBNK Finance S.a.r.l.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: December 18, 2020	By:	/s/ David Gandler
David Gandler
Chief Executive Officer